UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 25, 2013

Date of Report

(Date of Earliest Event Reported)

Sebring Software, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	4822 (Primary Standard Industrial Classification Code)	26-0319491 (IRS Employer Identification No.)

1400 Cattlemen Rd., Suite D, Sarasota, Florida 34232

(Address of Principal Executive Offices, Including Zip Code)

(941) 377-0715

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under nay of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” refer to Sebring Software, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2013, the Company and its subsidiaries, Sebring Dental of Arizona, LLC, AAR Acquisition, LLC, and Sebring Management FL, LLC (the “Guarantors”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Great American Life Insurance Company, Great American Insurance Company, United Teachers Associates Insurance Company, Continental General Insurance Company (the “Lenders”) and MidMarket Capital Partners, as agent for the Lenders. Under the terms of the Loan Agreement, the Lenders agree to loan the Company Sixteen Million Dollars ($16,000,000) in two separate tranches (the “Term Loan”). The first tranche of the Term Loan of Eleven Million Dollars ($11,000,000) shall be funded on the closing date of the Loan Agreement and the second tranche of Five Million Dollars ($5,000,000) shall be funded upon the Company’s written request in accordance with section 3.2(A) of the Loan Agreement. The obligation of Lenders to fund the second tranche of the Term Loan shall expire on May 25, 2013. Interest shall accrue on the outstanding balance of the Term Loan at a rate of 11 ½ percent per annum. Upon the occurrence and continuation of an Event of Default as described in the Loan Agreement, the unpaid principal balance of the Term Loan shall bear interest at a rate of 13 ½ per annum. Interest payments on all outstanding principal shall be payable quarterly in arrears on the last day of each quarter. Beginning on June 30, 2013, principal payments of $300,000 shall be due each quarter. Beginning on June 30, 2014, the quarterly principal payments shall increase to $400,000 per quarter. Beginning on June 30, 2015 the quarterly principal payments shall increase to $800,000 per quarter. Beginning on June 30, 2017, the quarterly principal payments shall increase to $1,700,000 per quarter. On April 25, 2018 all remaining unpaid principal of the Term Loan shall be due.

On April 25, 2013, the Company and its subsidiary, Sebring Management FL, LLC (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “OSM Agreement”) with Orthodontic Specialists Management, LLC (“OSM”) and Alan D. Shoopak D.M.D. (“Shoopak”) and Dennis J.L. Buchman D.M.D. (“Buchman”). Under the terms of the OSM Agreement, 100% of the membership interests of OSM shall be merged with and into the Merger Sub and the separate existence of OSM shall cease. In consideration of the OSM merger, the Company shall pay off approximately Three Million Two Hundred Ninety One Thousand One Hundred Nine Dollars ($3,291,109) of liabilities associated with OSM and shall issue 9,849,220 shares of its restricted common stock, of which 4,924,610 shall be issued to Shoopak and 4,924,610 shall be issued to Buchman. Additionally, in conjunction with the OSM Agreement, the Company entered into Consulting Agreements with each of Shoopak and Buchman (the “Consulting Agreements”). The Consulting Agreements are for a term of three (3) years, and shall automatically renew for an additional two (2) years unless otherwise terminated by the terms of the Consulting Agreements. Shoopak and Buchman shall provide advice to the Company regarding clinical issues and dental practice related matters. Further, Shoopak and Buchman shall attempt to identify new dental practice business management relationships and shall identify dental practices that may have an interest in entering into arrangements whereby the Company will manage the non-professional business aspects of such dental practices. In consideration for the services performed under the Consulting Agreements, Shoopak and Buchman shall each receive an annual fee of Five Hundred Fifty Two Thousand Five Hundred Twenty Three Dollars ($552,523), paid in equal monthly installments.

On April 25, 2013, the Company’s subsidiary, AAR Acquisition, LLC (“AAR”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Byron J. Larsen, Jennifer Iacobelli, Mitchell W. Ellingson, Kathryn Ellingson, MEBL Dental Management, P.C., Byron J. Larsen, DDS, PLLC, Image Dentistry of Glendale, P.C., Image Dentistry of Peoria, P.C., and Dentelli Corp. (the “Seller”). Under the terms of the Asset Purchase Agreement, the Sellers agree to sell and AAR agrees to purchase all of the undertaking, property and assets of the Seller used in the Seller's dental practice as a going concern, of every kind and description and wherever situated, including but not limited to the assets, inventory, equipment, patient lists, furniture, fixtures, accounts receivables, client databases and lists and files and leasehold improvements of the Practice, such as they are, in ‘as is” condition (the “Assets”). Seller shall retain and be responsible for all liabilities, debts, obligations and expenses of the Practice incurred prior to the date of Closing. Buyer shall be responsible for liabilities, debts, obligation and expenses of the Practice accruing on or after the Closing Date, including but not limited to any federal, state or local income or other tax liability of Seller. The purchase price for the Assets shall be Four Hundred Thousand Dollars ($400,000).

The Company paid approximately One Million Eight Hundred Thirteen Thousand Eight Hundred Seventy Five Dollars ($1,813,875) in loan fees and acquisition costs in conjunction with the Loan Agreement, the OSM Agreement and the Asset Purchase Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 26, 2013, the Company closed the Loan Agreement described in Item 1.01 above and the Lenders funded the first tranche of Eleven Million Dollars ($11,000,000) to the Company.

On April 26, 2013, the Company closed the OSM Agreement described in Item 1.01 above.

On April 26, 2013, the Company’s subsidiary, AAR Acquisitions, LLC, closed the Asset Purchase Agreement described in Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On April 26, 2013, the Company became obligated on direct financial obligations as described in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

On April 26, 2013, the Company issued 4,924,610 restricted shares of its common stock to Shoopak and 4,924,610 restricted shares of its common stock to Buchman in conjunction with the closing of the OSM Agreement. The Company issued the foregoing shares of common stock in reliance on an exemption from registration under the Securities Act of 1933 set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of the business acquired.

The financial statements required by this Item 9.01 will be filed by an amendment to this Form 8-K within 71 calendar days after the filing date of this Form 8-K.

(b)	Pro Forma financial information.

The pro forma financial information required by this Item 9.01 will be filed by an amendment to this Form 8-K within 71 calendar days after the filing date of this Form 8-K.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Number	Description

2.1	Agreement and Plan of Merger (the “OSM Agreement”) dated April 25, 2013
2.2	Asset Purchase Agreement (the “Asset Purchase Agreement”) dated April 25, 2013
10.1	Loan and Security Agreement (the “Loan Agreement”) dated April 25, 2013
10.2	Consulting Agreement with Alan D. Shoopak, DMD dated April 25, 2013
10.3	Consulting Agreement with Dennis J.L. Buchman, DMD dated April 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 1, 2013

Sebring Software, Inc.

By:	/s/ Leif Andersen
Name:	Leif Andersen
Title:	Chief Executive Officer and Director